UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2010

Allegheny Bancshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

West Virginia	000-50151	22-3888163
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PO Box 487, 300 N Main St, Franklin, West Virginia		26807
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	304-358-2311

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the regularly scheduled meeting of the Board of Directors of the Company held on May 4, 2010, William A. Loving, Jr. Executive Vice President, Chief Executive Officer, and member of the Board of Directors of the Registrant, was elected to serve as President and Chief Executive Officer of the Registrant. President Loving has served in the capacity of Chief Executive Officer and Executive Vice President with the Registrant since 2002.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Allegheny Bancshares, Inc. (the "Company") was held on May 3, 2010. At the Annual Meeting 581,043 shares of common stock, or approximately 66.98% of the 867,459 shares of commons stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxies. Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, and there was no solicitation in opposition to management’s solicitations. There was one proposal submitted to shareholders at the Annual Meeting. This proposal was management’s nomination of directors to serve a three year term on the Registrant’s Board of Directors. This nomination was approved and the three directors were elected.

The following directors were elected for a term to expire at the 2013 annual meeting and until their successors are elected and qualified. Each nominee was an incumbent director, no other person was nominated, and each nominee was elected. The number of votes cast were as follows:
Dr. William Bosley - 581,043 for / 0 withheld
Laura Simpson Evick - 580,568 for / 475 withheld
Dolan Irvine - 581,043 for / 0 withheld

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegheny Bancshares, Inc.

May 5, 2010	By:	/s/William A. Loving, Jr.

Name: William A. Loving, Jr.
Title: President / CEO